Exhibit 99.3
                                                                    ------------


              ASSIGNMENT, BILL OF SALE AND STOCK ISSUANCE AGREEMENT



     For good and valuable consideration, the receipt of which is hereby acknowledged by both parties hereto MathSoft, Inc., a Massachusetts corporation having its principal offices at 101 Main Street, Cambridge, Massachusetts 02142 ("Transferor"), hereby sells, exchanges, transfers, assigns and conveys unto FreeScholarships.com, Inc., a Delaware corporation having its principal offices at 101 Main Street, Cambridge, Massachusetts 02142 ("Transferee"), its successors and assigns, all of the right, title and interest of Transferor in and to the assets and liabilities set forth on Schedule A hereto. The net value
                                                ----------
of the assets transferred to Transferee pursuant to this Agreement shall be deemed a contribution to the capital of Transferee. The parties hereto agree that the net value of the assets assigned, and a cash payment from Transferor to Transferee in the amount of $545.46, which amount is equal to the aggregate par value of the shares to be issued to Transferor, will be the full consideration for the issuance to Transferor of 545,455 shares of the Transferee's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A
Convertible Preferred Stock"). Transferee agrees that for purposes of the liquidation provisions of the Series A Convertible Preferred Stock and for all other purposes, that Transferor shall be deemed to have paid $1.00 per share for each of the 545,455 shares of Series A Convertible Preferred stock issued pursuant to this Agreement. The Series A Convertible Preferred Stock shall be considered "Series A Convertible Preferred Stock" for all purposes of that certain Series A Convertible Preferred Stock Purchase Agreement, and shall be considered "Purchased Shares" for all purposes of that certain Registration
Rights  Agreement,  each  dated  the  date  hereof.  The  shares  of  Series  A
Convertible Preferred Stock being issued pursuant hereto have been duly authorized and, when issued and paid for in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

     Transferor does hereby covenant and agree that it will, from time to time, if requested by Transferee or its successors and assigns, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered to Transferee or its successors and assigns, such and all further acts, transfers, assignments, and additional papers and instruments, and cause to be done all acts or things as often as may be proper or necessary for better

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                                      - 2 -

assuring, conveying, transferring and assigning all of the said assets hereby conveyed, transferred or assigned, and effectively to carry out the intent hereof, and to vest in Transferee the entire right, title and interest of Transferor in and to all of the said assets, and Transferor will warrant and defend the same to Transferee, its successors and assigns, forever against all claims or demands whatsoever.

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                                      - 3 -

     IN WITNESS WHEREOF, Transferor and Transferee have caused this Assignment, Bill of Sale and Stock Issuance Agreement to be made effective as of this 11th day of June, 1999.

                              TRANSFEROR:
                              MATHSOFT,  INC.


                              /s/  Robert P. Orlando
                              ---------------------------------------
                              By:     Robert P. Orlando
                              Title:  Senior Vice President and Chief Financial
                                      Officer


                              TRANSFEREE:
                              FREESCHOLARSHIPS.COM,  INC.


                              /s/  Charles J. Digate
                              --------------------------
                              By:     Charles  J.  Digate
                              Title:  President

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                                   SCHEDULE A
                                   ----------

                   SCHEDULE OF ASSETS AND LIABILITIES ASSIGNED
                   -------------------------------------------



     Assets:

     All of the right, title and interest of MathSoft in and to the following specified assets and all goodwill associated therewith:

Confidential business plan and concepts underlying the FreeScholarships strategy, including the rights to specified URLs, a prototype web site and any other tangible and intangible assets presently owned by MathSoft, Inc. which are associated with the FreeScholarships strategy.

     Liabilities:

FreeScholarships.com, Inc. shall reimburse MathSoft on demand, for $200,000 of business development expenses associated with FreeScholarships.

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